Exhibit 10.10

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES, AND IS SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

COUPONS.COM INCORPORATED

SECURED PROMISSORY NOTE

Principal Amount:	U.S. $15,000,000.00	Issue Date:	October 5, 2012

Interest Rate:	4.00% per annum	Maturity Date:	October 5, 2014 [T + 2 years]

FOR VALUE RECEIVED, Coupons.com Incorporated, a Delaware corporation (the “Company”), with principal offices at 400 Logue Avenue, Mountain View, California 94043, hereby promises to pay to Spieker Living Trust UAD 3/12/2002 or its permitted assigns (the “Holder”), pursuant to this Promissory Note (the “Note”) the principal sum of ****** FIFTEEN MILLION U.S. DOLLARS AND NO CENTS ****** (the “Principal Amount”), or such lesser amount as shall then equal the outstanding Principal Amount hereunder, together with interest on the unpaid Principal Amount at a rate equal to four percent (4.00%) per annum, compounded annually on the basis of a year of 365 days, from the issue date hereof (the “Issue Date”) up to and until the Principal Amount is paid.

NOW, THEREFORE, THE following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

Section 1. Payments.

1.1 Payment at Maturity or Company Sale. The unpaid Principal Amount together with any then unpaid accrued interest thereon (collectively, the “Obligations”) shall be due and payable on the earlier of (a) October 5, 2014, 2014 (the “Maturity Date”), or (b) immediately prior to the closing date of any transaction involving a liquidation, dissolution or winding up of the Company pursuant to Article III, Section 3.6 of the Amended and Restated Certificate of Incorporation of the Company (a “Company Sale”), at the principal offices of the Company or by mail to the address of the registered Holder of this Note in lawful money of the United States. Any failure to pay the Obligations when due hereunder shall be deemed to be an “Event of Default.”

1.2 Prepayments. This Note may be prepaid at any time without penalty or premium; provided, however, that the Company shall provide the Holder with at least seven days’ prior written notice of any prepayment. This Note and any other promissory notes issued under the Securities Purchase Agreement dated October 5, 2012, 2012 (the “Purchase Agreement,” and this Note and any other promissory notes issued under the Purchase Agreement, collectively, the “Notes”) shall rank equally without preference or priority of any kind

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

over one another, and all payments and recoveries under any other Transaction Agreements (as defined in the Purchase Agreement) payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the outstanding balances of all outstanding Notes on the basis of their original principal amount.

Section 2. Security Interest.

2.1 Definitions. For purposes of this Section 2, (a) the “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, the attachment, perfection, the effect of perfection and nonperfection or priority of the security interest in any Accounts Receivable is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, then the term “UCC” shall instead mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such attachment, perfection, the effect of perfection and nonperfection or priority and for purposes of definitions related to such provisions; and (b) the “Accounts Receivable” means the Company’s “accounts” (as such term is defined in Article 9 of the UCC).

2.2 Grant; Termination. To secure the Obligations when due hereunder, the Company hereby grants to the Holder, together with each other holder of a Note, a security interest in all Accounts Receivable of the Company, wherever located, whether now existing or hereafter acquired or arising. Upon the payment in full of the Principal Amount and all accrued interest under all of the Notes, the security interest granted under this Section 2.2 shall automatically terminate and Holder shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company hereunder.

2.3 Authorization to File Financing Statements. The Company hereby authorizes the Holder to file financing statements with all appropriate jurisdictions to perfect Holder’s interest or rights in the Accounts Receivable hereunder.

2.4 Remedies. Upon the occurrence, and during the continuance, of an ‘Event of Default, Holder shall have all rights and remedies of a secured party under the UCC and other applicable laws with respect to the Accounts Receivable, provided that Holder shall only exercise such rights and remedies if and to the extent agreed by the holders of Notes representing at least a majority of the aggregate Principal Amount of all the Notes then outstanding. The Company shall have the right to collect all Accounts Receivable, and to forgive Accounts Receivable or compromise or settle any Accounts Receivable for less than payment in full as the Company in good faith determines appropriate; provided, however, that if an Event of Default has occurred and is continuing, then to the extent the Company receives any proceeds from Accounts Receivable, the Company shall hold all payments on, and proceeds of, Accounts Receivable in trust for Holder, and the other holders of Notes, and the Company shall immediately deliver all such payments and proceeds to such holders in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms hereof.

2.5 Priority among Notes. As between Holder and the holders of any other Notes, the security interest and other rights granted hereunder will be held by or for the benefit of each such party in accordance with their respective pro rata share of the aggregate Principal Amount of all Notes then outstanding, and on a pari passu basis of equal seniority and priority, notwithstanding the date, order or method of attachment or perfection of the security interest granted to any such party under the Notes.

Section 3. Subordination. The Obligations are hereby expressly subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of any indebtedness of the Company incurred after the Issue Date in connection with one or more loans or lines of credit of up to Ten Million Dollars ($10,000,000) in the aggregate from a commercial lender, to the extent that is expressly designated (in the instrument creating or evidencing such indebtedness) as being senior in right of payment to junior or subordinated indebtedness of the Company, including the Obligations (any such indebtedness, “Senior Indebtedness”).

3.1 Insolvency Proceedings. If: (a) a receiver has been appointed for any material part of the Company’s property; or (b) the Company makes a general assignment for the benefit of creditors; or (c) the Company becomes a debtor or alleged debtor in a case under the United States Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation; or (d) the Company sells all or substantially all of its assets, dissolves or elects to liquidate or wind

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

up its affairs; then, in each such case, (i) no payment shall be made by the Company in respect of the Obligations from time to time, unless and until the entire Senior Indebtedness shall first be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of Holder that shall assert any right to receive any payments in respect of the Obligations except subject to the payment in full of the entire Senior Indebtedness.

3.2 Default on Senior Indebtedness. If an event of default (as defined in an agreement evidencing the Senior Indebtedness) has been declared in writing with respect to such Senior Indebtedness permitting the holder thereof to accelerate the maturity of the Senior Indebtedness or to enforce its rights or remedies against the collateral with respect to the Senior Indebtedness and the Holder shall have received written notice thereof from the holder of the Senior Indebtedness, then, unless and until such event of default with respect to the Senior Indebtedness shall have been cured or waived or shall have ceased to exist, or such Senior Indebtedness shall have been paid in full, no payment shall be made by the Company in respect of the Obligations.

3.3 Surrender of Payments; Further Assurances. If, notwithstanding the provisions of Sections 3.1 or 3.2 Holder receives a payment on the Obligations to which it is not entitled under the provisions of this Section 3, the Holder shall hold such payment in trust, and shall surrender such payment to the holder of the Senior Indebtedness to the extent necessary to satisfy the Senior Indebtedness, consistent with the foregoing provisions of this Section 3.

3.4 Reliance of Holders of Senior Indebtedness. Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration for each holder of Senior Indebtedness, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding such Senior Indebtedness. The Holder further agrees to execute and deliver customary forms of intercreditor or subordination agreements requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights under this Note and the other Transaction Agreements (as defined in the Purchase Agreement), the Company may require that Holder execute such forms of intercreditor or subordination agreement.

3.5 Lien Subordination. All liens and security interests of the Holder, whether now existing or hereafter arising and howsoever existing, whether pursuant to the Note or otherwise, in any of the Accounts Receivable, shall be and hereby are subordinated to the liens and security interests of the holder of the Senior Indebtedness notwithstanding the date, manner or order of perfection of the security interests and liens granted to the holder of the Senior Indebtedness or to the Holder, any applicable law or decision, or whether any other person holds possession of all or any part of the Accounts Receivable. In the event that the holder of the Senior Indebtedness shall be required by the UCC or any other applicable law to give notice to the Holder of intended disposition of the Accounts Receivable, such notice shall be given in accordance with the provisions hereof and ten (10) days’ notice shall be deemed to be reasonable notification. All proceeds of any enforcement by either the holder of the Senior Indebtedness or the Holder shall be applied first, to the indefeasible payment in full in cash of all of the Senior Indebtedness, in such order as the holder of the Senior Indebtedness shall determine in its sole discretion, and second, subject to the agreements of the Holder with the Company, to the indefeasible payment in full in cash of all Obligations in such order as the Holder shall determine in its sole discretion; and third, to pay any surplus then remaining to the owner of the Accounts Receivable or its successors or assigns or as a court of competent jurisdiction may direct. The Holder acknowledges and agrees that the holder of the Senior Indebtedness may, at any time and from time to time, exercise any of its rights and remedies pursuant to the Senior Indebtedness documents, at law, in equity or otherwise, without any duty, obligation or liability to the Holder whatsoever. Notwithstanding anything to the contrary contained in this Note or any of the Transaction Agreements, upon a release by the holder of the Senior Indebtedness of its lien in any Accounts Receivable, the lien of the Holder in such Accounts Receivable shall automatically be released, without any further action on the part of the Holder. Such automatic release shall not be effective with respect to releases granted by the holder of the Senior Indebtedness in connection with the refinancing of Senior Indebtedness by a new lender or other payment in full of Senior Indebtedness, provided the holder of the Senior Indebtedness executes a new subordination agreement to the new holder of Senior Indebtedness upon terms substantially similar to those set forth herein. The holder of the Senior Indebtedness and the Holder each hereby appoint the other agent solely for purposes of perfecting its respective liens on and security interests in the Accounts Receivable described hereunder to the extent that a lien on such Accounts Receivable may be perfected by possession.

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

Section 4. General.

4.1 Waiver: Collection Costs. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note. Should suit be commenced to collect any sums due under this Note, such sum as the court may deem reasonable shall be added hereto as attorneys’ fees.

4.2 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Note will be given in the manner specified in the Transaction Agreements.

4.3 Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including reasonable attorneys’ fees.

4.4 Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.

4.5 Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, except that this Note may be transferred by the Holder to an Affiliate of the Holder, provided that such transfer is made for no consideration, the Company received prior written notice of such transfer and the Affiliate agrees in writing to be bound by all of the terms and conditions set forth in the Transaction Agreements. For purposes of the foregoing, an “Affiliate” of Holder means: (a) a person or entity that controls, is controlled by or is under common control with Holder, where “control” is defined as ownership of at least fifty percent (50%) of the outstanding voting power of an entity; or (b) if Holder is a natural person or a trust for the benefit of a natural person, any member of such natural person’s immediate family. The rights and obligations of the Company and the Holder under Transaction Agreements shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

4.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

4.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

4.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Company.

4.9 Entire Agreement. This Note, the Transaction Agreements and the documents referred to herein and therein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4.10 Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note, and of indemnity or security reasonably satisfactory to the Company, the Company will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

[signature page follows]

COUPONS.COM / Spieker Living Trust UAD 3/12/2002

October 5, 2012

IN WITNESS WHEREOF, the Company has duly executed this NOTE as of the Issue Date.

COMPANY:
COUPONS.COM INCORPORATED

By:	/s/ Steven Boal
Name: Steven Boal
Title: President
Address:	400 Logue
Mountain View, CA 94043
Facsimile:	(408) 919-5701